UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 7, 2018

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	980597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.05. Costs Associated with Exit or Disposal Activities.

As described in Item 7.01 below, on February 7, 2018, Arbutus Biopharma Corp. announced to its workforce certain organizational restructuring actions.

The information in Item 7.01 below is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 7, 2018, Arbutus announced  to its workforce a site consolidation and organizational restructuring to better align its HBV business in Warminster, PA. These organizational changes are expected to result in increased efficiency, a more flexible variable cost structure, and additional preservation of Arbutus’ cash reserves. Arbutus’ Lipid Nanoparticle (LNP) technology group will remain intact.

To achieve this alignment, Arbutus will reduce its global workforce by approximately 31 percent and plans to close its Burnaby facility. Arbutus will incur restructuring costs related to one-time employee termination benefits, employee relocation costs, and site closure costs currently estimated to be $5.0 million, which will be primarily paid in cash in the second quarter of 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1.         Press release, dated February 8, 2018

Forward-Looking Statements and Information

This Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this Form 8-K include statements about a site consolidation and organizational restructuring; increased efficiency, a more flexible variable cost structure, and additional preservation of Arbutus’ cash reserves; Arbutus’ LNP technology group remaining intact; reducing Arbutus’ global workforce by approximately 31 percent and closing its Burnaby facility; restructuring costs estimated to be $5.0 million, to be primarily paid in cash in the second quarter of 2018; and discovering, developing and commercializing a cure for chronic hepatitis B virus (HBV) infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the cost, benefit, and scope of the site consolidation and organizational restructuring; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the site consolidation and organizational restructuring may not occur at the anticipated cost or timeline, or at all; Arbutus may not experience the anticipated benefits of the restructuring to the extent expected, or at all; Arbutus’ LNP technology group may not remain intact; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: February 8, 2018	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President and Chief Financial Officer